                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                       The Bank of New York Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

LOGO                                        48 Wall Street, New York, N.Y. 10286
================================================================================

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TO THE SHAREHOLDERS OF

THE BANK OF NEW YORK COMPANY, INC.

Notice is hereby given that the Annual Meeting of Shareholders of The Bank of New York Company, Inc. (the "Company") will be held at The Bank of New York, 48 Wall Street, New York, New York, 11th floor, on Tuesday, May 12, 1998, at 10:00 a.m., local time, for the following purposes:

     1. To elect fifteen directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;

     2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year;

     3. To approve an amendment to Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of Common Stock (par value $7.50 per share) from 800,000,000 shares to 1,600,000,000 shares;

     4. To approve the 1999 Long-Term Incentive Plan of The Bank of New York Company, Inc.;

     5. To consider a shareholder proposal relating to cumulative voting rights;

     6. To consider a shareholder proposal relating to political contributions;

     7. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 16, 1998 as the time as of which shareholders of the Company entitled to notice of and to vote at the meeting shall be determined.

It is important that your shares be represented at the Annual Meeting. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, SO THAT YOUR VOTE MAY BE RECORDED.

We hope you will be able to attend.

By order of the Board of Directors,

THOMAS A. RENYI                                 PHEBE C. MILLER
Chairman of the Board                         Secretary

March 31, 1998

LOGO                                        48 Wall Street, New York, N.Y. 10286
================================================================================

PROXY STATEMENT

This Proxy Statement is submitted in connection with the solicitation of proxies for the Annual Meeting of Shareholders ("Annual Meeting") by the Board of Directors of The Bank of New York Company, Inc. (the "Company"). The Board of Directors has fixed the close of business on March 16, 1998 as the Record Date. Only shareholders whose names appeared on the books of the Company at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The outstanding voting stock of the
Company on the Record Date was                     shares of Common Stock ($7.50
par value) ("Common Stock"), each share being entitled to one vote. Three officers of the Company have been designated as the proxies to vote shares at the Annual Meeting in accordance with the instructions on the proxy card. The Company's By-laws provide that the presence at the Annual Meeting of the holders of a majority of the shares of the Company entitled to vote at such meeting constitutes a quorum for the transaction of business.

A Notice of Annual Meeting and a form of proxy are enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors will be voted for the election as directors of those nominees named in this Proxy Statement, for ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants, for the approval of the proposed amendment to the Company's Certificate of Incorporation to increase the Company's authorized shares of Common Stock, for the approval of the 1999 Long-Term Incentive Compensation Plan of the Company (the "1999 LTIP") (a copy of which appears as Exhibit A to this Proxy Statement) and against the shareholder proposals set forth in Items 5 and 6 of the form of proxy. Should any nominee for director named in this Proxy Statement become unable or unwilling to accept nomination or election, which is not anticipated, it is intended that the persons acting as proxies will vote for the election of such other person, if any, as the Board of Directors may recommend.

A PLURALITY OF THE VOTES CAST IS SUFFICIENT TO ELECT DIRECTORS AND A MAJORITY OF THE VOTES CAST IS SUFFICIENT TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP, TO ADOPT THE 1999 LTIP AND TO ADOPT THE SHAREHOLDER PROPOSALS. THE VOTE OF THE HOLDERS OF A MAJORITY OF ALL OUTSTANDING SHARES ENTITLED TO VOTE THEREON IS SUFFICIENT TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

FOR PURPOSES OF DETERMINING THE VOTES CAST WITH RESPECT TO ANY MATTER PRESENTED FOR CONSIDERATION AT THE ANNUAL MEETING, ONLY THOSE CAST "FOR" OR "AGAINST" ARE COUNTED. PURSUANT TO NEW YORK LAW, ABSTENTIONS, BROKER "NON-VOTES" (OR VOTES "WITHHELD" IN THE ELECTION OF DIRECTORS) WILL NOT BE COUNTED. A BROKER NON-VOTE MEANS THAT A BROKER, BANK OR OTHER NOMINEE HOLDING COMPANY SHARES HAS NOT RECEIVED VOTING INSTRUCTIONS FROM THE SHAREHOLDER WITHIN TEN DAYS OF THE MEETING AND THE BROKER, BANK OR NOMINEE CANNOT VOTE THE SHARES. NEW YORK STOCK EXCHANGE (THE "NYSE") RULES ALLOW BROKERS, BANKS AND OTHER NOMINEES TO VOTE SHARES HELD BY THEM ON MATTERS THAT THE NYSE DETERMINES TO BE ROUTINE, EVEN THOUGH THE BROKER, BANK OR NOMINEE HAS NOT RECEIVED INSTRUCTIONS FROM THE SHAREHOLDER.

The management of the Company knows of no matters which are to be presented for consideration at the Annual Meeting other than those specifically described in the Notice of Annual Meeting of Shareholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

Each shareholder has the right to revoke a proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any shareholder may attend the Annual Meeting and vote in person whether or not a proxy was previously submitted.

This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 31, 1998.

The cost of soliciting the proxies to which this Proxy Statement relates will be borne by the Company. In addition to the use of the mails, proxies may be solicited in person or by telephone or telegram by officers and regular employees of the Company and its subsidiaries who will not be specifically compensated therefor. The Company has engaged Morrow & Co. to assist in the solicitation of proxies for a fee of $10,000 plus reimbursement for out-of-pocket expenses. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for their reasonable out-of-pocket expenses in forwarding proxies and proxy material to the beneficial owners of such shares.

BOARD OF DIRECTORS AND DIRECTOR COMPENSATION

The Company is a bank holding company whose principal subsidiary is The Bank of New York (the "Bank"). The Company and the Bank are incorporated under the laws of the State of New York. The interests of shareholders are represented by the Board of Directors, which oversees the business and management of the Company. Information concerning the members of the Board of Directors who are standing for reelection is set forth below under the caption "Nominees for Election as Directors." This solicitation of proxies is intended to give all shareholders a chance to vote for the persons who are to be their representatives in the governance of the Company.

In accordance with New York law, the Company's By-laws set forth the Board's responsibilities and establish various corporate authorizations. The By-laws also deal with the organization of the Board, which is described below. The Board has the power to amend the By-laws.

Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. Mr. Edward L. Hennessy, Jr. is retiring from the Board and will not stand for reelection.

During 1997, the Board of Directors of the Company met a total of 13 times. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which such director served during 1997. The Board of the Bank, which during 1997 included all the members of the Board of Directors of the Company, held a regular meeting each month.

The Board of Directors of the Company has appointed several committees which have responsibility for particular corporate matters. There follows a description of each committee and its functions, including certain information concerning the directors standing for reelection who serve on such committee.

The Board of Directors of the Company has a Nominating Committee whose members during 1997 were Messrs. Chaney (Chairman), Hennessy, Malone and Morley. The Nominating Committee is willing to consider nominations for future election to the Board, and shareholders may submit in writing the names and qualifications of proposed nominees to the Secretary of the Company. The Nominating Committee met two times during 1997.

The Board of Directors of the Company has an Executive Committee whose members during 1997 were Messrs. Bacot (Chairman), Barth, Chaney, Gomory, Griffith, Hennessy, Kogan, Miller, Papageorge and Renyi, and Ms. Rein. The Executive Committee has the full authority of the Company's Board of Directors, except for limitations relating to major corporate matters. The Executive Committee met once in 1997.

The Board of Directors of the Company annually appoints an Audit Committee, comprising directors who are not officers of the Company, to consider relevant accounting matters arising in such year. Messrs. Gomory (Chairman), Biondi, Chaney, Hennessy, Kogan, Luke, and Ms. Rein, served on the Audit Committee during 1997. The duties of the Audit Committee include reviewing examinations made by the regulatory authorities, reviewing and approving the program of the internal auditor, recommending to the Board of Directors the selection of independent public accountants, reviewing audited financial statements presented to shareholders and the soundness of internal accounting controls, and reporting its findings to the Board of Directors. The Audit Committee met five times in 1997.

The Board of Directors of the Company has a Compensation and Organization Committee, comprising directors who are not officers of the Company, whose members during 1997 were Messrs. Morley (Chairman), Chaney, Kogan, Malone, Miller and Sells. The Compensation and Organization Committee is responsible for matters of executive compensation and administration of the Company's incentive compensation plans. The Compensation and Organization Committee met five times during 1997.

The Board of Directors of the Company has a Pension Committee whose duties are to ascertain that the retirement plans of the Company are in compliance with the Employee Retirement Income Security Act of

1974, to review the investments in the trust funds of the plans and to report to the Board on these matters. Messrs. Barth (Chairman), Luke and Morley and Ms. Rein served on the Pension Committee during 1997. The Pension Committee met two times during 1997.

During 1997, each director who was not an officer of the Company or its subsidiaries received an annual retainer of $30,000 and 1,200 shares of Common Stock. In addition, each director who was not an officer of the Company or its subsidiaries received a fee of $1,800 for each meeting of the Board and any committee which the director attended. The Chairman of the Audit Committee received an additional annual retainer fee of $7,000, the Chairman of the Compensation and Organization Committee received an additional annual retainer fee of $5,000 and the Chairmen of the other Committees of the Board each received an additional annual retainer fee of $3,000. A director who serves on the Boards of both the Company and the Bank receives only one retainer. If the Boards of the Company and the Bank meet on the same day, only one fee is paid for attendance at both meetings.

Officers of the Company and its subsidiaries do not receive any compensation for service on the Boards of the Company or its subsidiaries, or the committees thereof.

Under the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the "Directors' Deferred Compensation Plan"), each director who is not an officer of the Company or any of its subsidiaries may elect to defer payment of the director's retainer and meeting fees. In accordance with the director's election, pursuant to the terms of the Directors' Deferred Compensation Plan, deferral of the retainer and meeting fees are allocated to accounts on the Company's books corresponding to the investment funds under the Company's profit-sharing plan; the accounts are adjusted to reflect the investment performance of such funds. All payments are made in cash, except that payment is made in shares of Common Stock with respect to amounts allocated to the Common Stock fund. The Directors' Deferred Compensation Plan contains provisions for the payment of each director's account balance upon such director's termination following a change of control (as defined in the Directors' Deferred Compensation Plan). The Directors' Deferred Compensation Plan is not funded and payments are made from the Company's general assets.

The Bank of New York Company, Inc. Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan") provides retirement benefits to a director who retires from the Board after attaining age 60 or becoming disabled, and serving for at least five years, provided the director is not an employee or former employee entitled to retirement benefits under a retirement plan of the Company or its subsidiaries for services as an employee. The amount of the retirement benefit is equal to 50% of the director's annual cash retainer, increased by 10% for each additional year of service in excess of five years of service and subject to a maximum benefit of 100% of such retainer. If the director retires from the Board after attaining age 70, the retirement benefit is paid for the director's life; otherwise, it is paid for a number of years equal to the director's years of service on the Board (but in no event after the death of the director). The Directors' Retirement Plan contains provisions for the payment of each director's account balance upon such director's termination following a change of control (as defined in the Directors' Retirement Plan). The Directors' Retirement Plan is not funded and payments are made from the Company's general assets.

ELECTION OF DIRECTORS

Unless contrary instructions are given, the persons designated as proxies intend to vote on behalf of shareholders for the election of the nominees listed in the following pages. If any nominee shall unexpectedly become unable or unwilling to accept nomination or election, the persons designated as proxies intend to vote on behalf of shareholders for the election of such other person, if any, as the Board of Directors may recommend. The directors elected will hold office until the next annual meeting and until their successors have been elected and qualified.

NOMINEES FOR ELECTION AS DIRECTORS

The following pages show each nominee for election as a director, his or her age, his or her principal occupation during the past five years, certain other directorships and trusteeships held, the year in which he or she became a director, and his or her holdings of Common Stock as of March 16, 1998.

All nominees who are presently serving as directors were elected to their present term of office by the shareholders.

The following information has been furnished by the nominees.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
------------------------

PHOTO                     Retired; Formerly Chairman and Chief Executive Officer of
J. CARTER                 The Bank of New York Company, Inc. and Chairman of The Bank
BACOT                     of New York
1975
COMMON SHARES:            Chairman of The Bank of New York Company, Inc. from 1982 to
1,081,961                 February, 1998 and Chief Executive Officer from 1982 through
                          June, 1997. Chairman of The Bank of New York from 1982 to
                          February, 1998 and Chief Executive Officer from 1982 through
                          1995. Director of Associates First Capital Corp., The Bank
                          of New York, Centennial Insurance Company, Phoenix Home Life
                          Mutual Insurance Company, Time Warner, Inc., Woolworth
                          Corporation, The Philharmonic-Symphony Society of New York,
                          Inc. and the Josiah Macy, Jr. Foundation. Trustee of
                          Atlantic Mutual Insurance Company. Life Trustee and Chairman
                          Emeritus of Hamilton College. Vice Chairman and Director of
                          United Way of New York City. Member of Council on Foreign
                          Relations, Economic Club of New York and New York City
                          Partnership, Inc. Age 65.

PHOTO                     Retired; Formerly Chairman and Chief Executive Officer of
RICHARD BARTH             Ciba-Geigy Corporation
1989
COMMON SHARES:            Chairman of Ciba-Geigy Corporation from July, 1990 to
16,978                    December, 1996; President and Chief Executive Officer of
                          Ciba-Geigy Corporation from 1986 to April, 1996. Director of
                          The Bank of New York, Bowater Incorporated, Imclone Systems
                          Incorporated and Novartis Corporation (successor to
                          Ciba-Geigy Corporation). Trustee of Committee for Economic
                          Development and Chairman of the Board of Trustees of New
                          York Medical College. Member of the American, New York and
                          New Jersey Bar Associations. Age 66.

PHOTO                     Chairman and Chief Executive Officer of Universal Studios,
FRANK J.                  diversified entertainment operator
BIONDI, JR.
1995                      Chairman and Chief Executive Officer of Universal Studios
COMMON SHARES:            since April, 1996. President and Chief Executive Officer of
3,842                     Viacom, Inc. from 1987 to January 1996. President and Chief
                          Executive Officer of Viacom International, Inc. from 1987 to
                          January 1996. Director of The Bank of New York, Seagram
                          Cos., Ltd., USA Networks, Inc., Vail Resorts, Leake and
                          Watts Services and the Museum of Television & Radio. Trustee
                          of Princeton University and Claremont Graduate School. Age
                          53.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
------------------------


PHOTO                     Chairman and Chief Executive Officer of Tiffany & Co.,
WILLIAM R.                international designers, manufacturers and distributors of
CHANEY                    jewelry and fine goods
1989
COMMON SHARES:            Chairman and Chief Executive Officer of Tiffany & Co. since
23,800                    1984. Director of The Bank of New York, Tiffany & Co., The
                          Tinker Foundation Incorporated and Provident Holdings, Inc.
                          Trustee of Atlantic Mutual Insurance Companies. Chairman of
                          the Fifth Avenue Association. Age 65.

PHOTO                     President of Alfred P. Sloan Foundation, Inc., private
RALPH E.                  foundation
GOMORY
1981                      President of Alfred P. Sloan Foundation, Inc. from 1989 to
COMMON SHARES:            present. Senior Vice President for Science and Technology of
48,000                    International Business Machines Corporation from 1985 to
                          1989. Director of Ashland Inc., The Bank of New York, The
                          Washington Post Company, Lexmark International, Inc. and
                          Polaroid Corp. Member of the National Academy of Sciences
                          and the National Academy of Engineering. Age 68.

PHOTO                     Vice Chairman of The Bank of New York Company, Inc. and of
ALAN R.                   The Bank of New York
GRIFFITH
1990                      Vice Chairman of The Bank of New York Company, Inc. and of
COMMON SHARES:            The Bank of New York since December 1994. Senior Executive
366,762                   Vice President of The Bank of New York Company, Inc. and
                          President and Chief Operating Officer of The Bank of New
                          York from June, 1990 to December, 1994. Director of The Bank of New York and Downtown Lower Manhattan Association.
                          Trustee of Lafayette College, The ALS Association, The
                          Chesapeake Bay Foundation and the U.S. Council for
                          International Business. Member of the Bankers Roundtable.
                          Age 56.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
------------------------


PHOTO                     President and Chief Executive Officer of Schering-Plough
RICHARD J.                Corporation, manufacturer of pharmaceutical and consumer
KOGAN                     products
1996
COMMON SHARES:            President and Chief Executive Officer of Schering-Plough
2,400                     Corporation since January 1996. President and Chief
                          Operating Officer from 1986 to 1995. Director of The Bank of
                          New York, Colgate-Palmolive Company, Schering-Plough
                          Corporation and the Board of Overseers of the Stern School
                          of Business at New York University. Member of the Council on
                          Foreign Relations. Age 56.

PHOTO                     Chairman, President and Chief Executive Officer of Westvaco
JOHN A.                   Corporation, manufacturer of paper, packaging and specialty
LUKE, JR.                 chemicals
1996
COMMON SHARES:            Chairman, President and Chief Executive Officer of Westvaco
2,200                     Corporation since 1996. President and Chief Executive
                          Officer since 1992. Director of Arkwright Mutual Insurance
                          Co., The Bank of New York, Westvaco Corporation, American
                          Forest and Paper Association, The Americas Society, Inc. and
                          United Negro College Fund. Trustee of Lawrence University,
                          and The Tinker Foundation. Age 49.

PHOTO                     Chairman and Chief Executive Officer of Tele-Communications,
JOHN C.                   Inc., cable television multiple system operator
MALONE
1986                      Chairman of Tele-Communications, Inc. since November 1996
COMMON SHARES:            and Chief Executive Officer since January, 1994. President
13,800                    from January, 1994 to March, 1997. Chief Executive Officer of TCI Communications, Inc. from March 1992 to October, 1994 and President from 1973 to October, 1994. Director of The
                          Bank of New York, CATO Institute, Discovery Communications,
                          Inc., Tele-Communications, Inc., Tele-Communications
                          International, Inc. and Black Entertainment Television. Age
                          57.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
------------------------


PHOTO                     Chief Executive Officer and Publisher of Our World News, LLC
DONALD L.
MILLER                    Chief Executive Officer and Publisher of Our World News, LLC
1977                      since November, 1995. Vice President - Employee Relations,
COMMON SHARES:            Dow Jones and Company, Inc. from 1986 to 1995. Director of
32,770                    The Bank of New York, Schering-Plough Corporation, The
                          Jackie Robinson Foundation and Associated Black Charities.
                          Trustee of Pace University. Age 66.

PHOTO                     Retired; Formerly Chairman and Chief Executive Officer of
H. BARCLAY                Stauffer Chemical Company
MORLEY
1976                      Chairman of Stauffer Chemical Company from 1977 to 1985;
COMMON SHARES:            Chief Executive Officer from 1974 to 1985. Director of The
40,120                    Bank of New York and Schering-Plough Corporation. Age 68.

PHOTO                     Senior Executive Vice President of The Bank of New York
DENO D.                   Company, Inc. and The Bank of New York
PAPAGEORGE
1997                      Chief Financial Officer of The Bank of New York from 1981 to
COMMON SHARES:            May 1997 and Senior Executive Vice President since 1982.
314,870                   Senior Executive Vice President of The Bank of New York
                          Company, Inc. since 1988. Director of The Bank of New York.
                          Member of The Bankers Roundtable, Institute of Chartered
                          Accountants of Manitoba and New York Clearing House CHIPCo
                          Board. Age 59.

        NOMINEE,
YEAR ELECTED A DIRECTOR                       PRINCIPAL OCCUPATION
AND SECURITIES OWNED(1)                      AND OTHER INFORMATION
--------------------------------------------------------------------------------------
------------------------

PHOTO                     Senior Executive Vice President, Metropolitan Life Insurance
CATHERINE A.              Company, insurance and financial services
REIN
1981                      Senior Executive Vice President - Business Services Group
COMMON SHARES:            and Corporate Development and Services of Metropolitan Life
22,189                    Insurance Company from February 1998 to present. Executive
                          Vice President-Corporate Development and Services from 1989 to January 1998. Senior Vice President from 1988 to 1989.
                          Director of Corning Incorporated, The Bank of New York,
                          General Public Utilities Corp., New England Investment
                          Companies, Inc. and Inroads/New York City, Inc. Trustee
                          Emeritus of the National Urban League and Trustee of the New
                          York University Law Center Foundation. Age 54.

PHOTO                     Chairman, President and Chief Executive Officer of The Bank
THOMAS A.                 of New York Company, Inc. and The Bank of New York
RENYI
1992                      Chairman of The Bank of New York Company, Inc. and The Bank
COMMON SHARES:            of New York since February 1998. Chief Executive Officer of
286,226                   The Bank of New York Company, Inc. since July 1997.
                          President of The Bank of New York Company, Inc. since March
                          1992. Chief Executive Officer of The Bank of New York since
                          January 1996 and President since December, 1994. Chief
                          Operating Officer of The Bank of New York from December,
                          1994 to January, 1996. Vice Chairman of The Bank of New York
                          from 1992 to 1994. Director of The Bank of New York.
                          Director and Treasurer of New York Bankers Association.
                          Member of the Board of Governors of Rutgers, The State
                          University. Trustee, Fisher House Foundation. Member, The
                          New York Botanical Garden's Board of Managers. Member of the
                          Bankers Roundtable. Age 52.

PHOTO                     Retired; Formerly Chairman and Chief Executive Officer of
HAROLD E.                 Woolworth Corporation
SELLS
1986                      Chairman and Chief Executive Officer, Woolworth Corporation
COMMON SHARES:            from 1989 to July, 1993; Chairman and Chief Executive
15,800                    Officer, F. W. Woolworth Co. from 1987 to 1989. Director of
                          The Bank of New York and Opportunity Village Retarded
                          Association of Nevada Foundation. Age 69.

--------------------------------------------------------------------------------
(1) Includes shares held individually or jointly with others or by a family trust, or in the name of a bank, broker or nominee for the individual's account.

                        SECURITY OWNERSHIP BY MANAGEMENT

The following table indicates the beneficial ownership of the Company's Common Stock as of March 16, 1998, by (1) each of the directors (including all nominees for reelection), (2) the chief executive officers and the other four most highly compensated executive officers and (3) all directors and executive officers of the Company as a group, based upon information supplied by each of the directors and officers. No director or officer currently holds any shares of the Company's Preferred Stock.

                                                    SHARES THAT MAY BE
                                     SHARES OF        ACQUIRED WITHIN
                                    COMMON STOCK        60 DAYS BY                      PERCENT OF
                                    BENEFICIALLY    EXERCISE OF OPTIONS                   COMMON
     NAME OF BENEFICIAL OWNER          OWNED           AND WARRANTS          TOTAL       STOCK(1)
     ------------------------       ------------    -------------------    ---------    ----------
J. Carter Bacot...................   1,081,961             842,308         1,924,269
Richard Barth.....................      16,978                                16,978
Frank J. Biondi, Jr...............       3,842                                 3,842
William R. Chaney.................      23,800               4,000            27,800
Ralph E. Gomory...................      48,000                                48,000
Alan R. Griffith..................     366,762             527,212           893,974
Gerald L. Hassell.................     198,424             301,996           500,420
Edward L. Hennessy, Jr............      17,400                                17,400
Richard J. Kogan..................       2,400                                 2,400
John A. Luke, Jr..................       2,200                                 2,200
John C. Malone....................      13,800                                13,800
Donald L. Miller..................      32,770                                32,770
H. Barclay Morley.................      40,120                                40,120
Deno D. Papageorge................     314,870             674,748           989,618
Catherine A. Rein.................      22,189                                22,189
Thomas A. Renyi...................     286,226             841,948         1,128,174
Harold E. Sells...................      15,800                                15,800
Bruce W. Van Saun.................      25,500                                25,500
All Directors and Executive
  Officers of the Company, as a
  Group (a total of 26 persons,
  including those named above)....   3,098,087           4,130,983         7,229,070            %

---------------
(1) All percentages are less than 1% of the Company's outstanding shares of Common Stock except as indicated.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following tables present information concerning compensation for the chief executive officers and the four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                             ------------------------------------------   ------------------------------------
                                                                                  AWARDS             PAYOUTS
                                                                          -----------------------   ----------
                                                                                       SECURITIES
      NAME AND                                               OTHER        RESTRICTED   UNDERLYING
      PRINCIPAL                                             ANNUAL          STOCK       OPTIONS        LTIP          ALL OTHER
      POSITION        YEAR   SALARY($)    BONUS(1)($)   COMPENSATION($)   AWARDS($)     SARS(#)     PAYOUTS($)   COMPENSATION(2)($)
      ---------       ----   ----------   -----------   ---------------   ----------   ----------   ----------   ------------------
         (A)          (B)       (C)           (D)             (E)            (F)          (G)          (H)              (I)
J. Carter Bacot(3)... 1997   $1,292,693   $7,009,375             --       $      --     250,000            --         $192,675
                      1996    1,050,000    4,293,750             --              --     240,000            --          167,014
                      1995    1,047,116    3,684,375             --              --     200,000            --          166,393
-----------------------------------------------------------------------------------------------------------------------------------
Thomas A. Renyi(4)... 1997      752,308    4,768,750             --              --     200,000            --          111,713
 Chairman, President  1996      650,000    2,520,000             --              --     140,000            --          103,390
 and Chief Executive  1995      553,270    1,855,000             --              --     100,000            --           87,917
 Officer
-----------------------------------------------------------------------------------------------------------------------------------
Alan R. Griffith..... 1997      467,308    2,409,375             --              --      70,000            --           69,663
 Vice Chairman        1996      417,692    1,428,750             --              --      70,000            --           66,439
                      1995      390,000    1,194,375             --              --      70,000            --           61,973
-----------------------------------------------------------------------------------------------------------------------------------
Deno D. Papageorge... 1997      560,769    2,891,250             --              --      80,000            --           83,595
 Senior Executive     1996      536,923    1,702,500             --              --      80,000            --           85,404
 Vice President       1995      460,000    1,421,250             --              --      80,000            --           73,097
-----------------------------------------------------------------------------------------------------------------------------------
Gerald L. Hassell.... 1997      390,000    2,067,578             --              --      60,000            --           58,113
 Senior Executive     1996      320,000    1,115,625             --              --      60,000            --           50,900
 Vice President of    1995      319,231      876,563             --              --      50,000            --           50,728
 The Bank of New York
-----------------------------------------------------------------------------------------------------------------------------------
Bruce W. Van Saun.... 1997      226,154      525,000             --       1,137,938(5)   15,000            --               --
 Executive Vice       1996           --           --             --              --          --            --               --
 President of The     1995           --           --             --              --          --            --               --
 Bank of New York

---------------
(1) The bonus amounts for 1997 consist of cash bonuses of $2,500,000, 1,300,000, 675,000, 810,000, 550,000 and 525,000 awarded to Messrs. Bacot, Renyi,
    Griffith, Papageorge, Hassell and Van Saun respectively, and the value on December 31, 1997, of performance share awards made under the Company's 1993 Long-Term Incentive Plan, the vesting of which was based on 1997 performance. The number of shares which vested and the value thereof on December 31, 1997, for the following Named Executive Officers are shown below.

                                                                              Value as of
                                                          Shares Vested      December 31,
                                                         on December 31,    1997 of Shares
                                                          1997 Pursuant     Vested Pursuant
                                                         to Awards Made     to Awards Made
                                                         in January 1997    in January 1997
                                                         ---------------    ---------------
Bacot..................................................      78,000           $4,509,375
Renyi..................................................      60,000            3,468,750
Griffith...............................................      30,000            1,734,375
Papageorge.............................................      36,000            2,081,250
Hassell................................................      26,250            1,517,578

(2) The items included under column (i) for 1997 consist of the following: (1) annual Company contributions on behalf of the named employees under the Company's profit-sharing plan, amounting to $186,692, $108,231, $67,500, $81,000, and $56,308 and for Messrs. Bacot, Renyi, Griffith, Papageorge, and Hassell respectively, and (2) annual allocations under the Company's employee stock ownership plan for the accounts of Messrs. Bacot, Renyi, Griffith, Papageorge and Hassell of $5,983, $3,482, $2,163, $2,595 and $1,805 respectively.

(3) Mr. Bacot was Chairman and Chief Executive Officer of the Company through June 30, 1997 and Chairman of the Company up until his retirement on February 7, 1998.

(4) Mr. Renyi was President of the Company through June 30, 1997, President and Chief Executive Officer of the Company from July 1, 1997 through February 6, 1998 and effective February 7, 1998 is Chairman, President and Chief Executive Officer of the Company.

(5) As of December 31, 1997, Mr. Van Saun has 25,500 restricted shares outstanding with an aggregate market value of $1,474,219. Mr. Van Saun's employment commenced May 14, 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS(1)
                       ---------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF      % OF TOTAL                                ASSUMED ANNUAL RATES OF
                        SECURITIES    OPTIONS/SARS   EXERCISE                  STOCK PRICE APPRECIATION FOR
                        UNDERLYING     GRANTED TO    OR BASE                      10-YEAR OPTION TERM(2)
                       OPTIONS/SARS   EMPLOYEES IN    PRICE     EXPIRATION    ------------------------------
        NAME            GRANTED(#)    FISCAL YEAR     ($/SH)       DATE           5%($)           10%($)
        ----           ------------   ------------   --------   ----------    -------------   --------------
(A)                        (B)            (C)          (D)         (E)             (F)             (G)
Bacot................    250,000          6.8%       $34.5000     2/7/03(3)    $5,424,216      $13,746,029
Renyi................    200,000          5.5         34.5000    1/14/07        4,339,373       10,996,823
Griffith.............     70,000          1.9         34.5000    1/14/07        1,518,781        3,848,888
Papageorge...........     80,000          2.2         34.5000    1/14/07        1,735,749        4,398,729
Hassell..............     60,000          1.6         34.5000    1/14/07        1,301,812        3,299,047
Van Saun.............     15,000           .4         44.6250    6/10/07          420,966        1,066,811

---------------
(1) For Messrs. Bacot, Renyi, Griffith, Papageorge and Hassell, all options were granted on January 14, 1997. For each of these officers except Mr. Bacot, 2,898 of the indicated options are incentive stock options and become exercisable on January 14, 2001; the balance of the options are non-qualified stock options and became exercisable on January 14, 1998. For Mr. Bacot, all indicated options are non-qualified stock options and became exercisable on January 14, 1998.

    Mr. Van Saun's option shares were granted on June 10, 1997. 8,960 shares are incentive stock options and become exercisable 25% per year over four years from the grant date; 6,040 shares are non-qualified stock options and become exercisable on June 10, 1998.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(3) At grant, Mr. Bacot's stock option grant expired on 1/14/07. Upon his retirement, the expiration date was adjusted to 2/7/03.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                             NUMBER OF
                                                       SECURITIES UNDERLYING
                                                            UNEXERCISED         VALUE OF UNEXERCISED
                                                           OPTIONS/SARS        IN-THE-MONEY OPTIONS/
                                                           AT FY-END(#)          SARS AT FY-END($)
                                                       ---------------------   ----------------------
                       SHARES ACQUIRED      VALUE          EXERCISABLE/             EXERCISABLE/
        NAME           ON EXERCISE(#)    REALIZED($)       UNEXERCISABLE           UNEXERCISABLE
        ----           ---------------   -----------   ---------------------   ----------------------
         (A)                 (B)             (C)                (D)                     (E)
Bacot................      601,768       $23,193,265       818,282/264,414     $33,851,887/$6,461,449
Renyi................       24,000           915,000       637,154/218,846      27,933,948/ 5,452,052
Griffith.............       20,000           533,124       473,894/ 88,846      21,240,128/ 2,421,427
Papageorge...........       52,000         1,556,372       613,154/ 98,846      27,705,948/ 2,654,552
Hassell..............       37,812         1,267,807       252,390/ 78,846      10,926,426/ 2,188,302
Van Saun.............            0                 0             0/ 15,000               0/   197,813

COMPENSATION AND ORGANIZATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR
1997

PRINCIPLES AND PROGRAM

The Company's executive compensation program is a pay for performance program. It is designed to:

          - motivate executives to enhance shareholder value with compensation plans that tie reward to Company performance; and,

          - target executive compensation at a level to ensure the Company's ability to attract and retain superior executives.

The Compensation and Organization Committee of the Board of Directors, which is composed entirely of outside directors, has the responsibility for the design, implementation and administration of the Company's executive compensation program.

To meet the above objectives, the program, which has both cash and equity elements, consists of base salary, an annual cash incentive bonus, share grants and stock options. In determining executive compensation, the Compensation and Organization Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data concerning the Company's key competitors developed by independent compensation consultants. Key competitors include banks in the peer group used for the five-year comparison of total shareholder return. It is expected that total compensation will vary annually based on Company and individual performance. The Compensation and Organization Committee and the management of the Company believe that compensation should be based both on short-term and long-term measurements and be directly and visibly tied to Company performance, thus introducing substantial risk in the payout levels.

In evaluating the Company's 1997 financial performance, the Compensation and Organization Committee considered a variety of factors. Most noteworthy was 1997 being the fifth consecutive year of record results. Net income was $1,104.1 million, the highest in the Company's history, and an 8.3% increase over the $1,019.7 million reported in 1996. Earnings per fully diluted common share were a record $2.71, 12.9% higher than the $2.40 in 1996. The Company also achieved a record level of return on average common equity. ROE was 22.13% in 1997 compared with 19.98% in 1996. The Company's 1997 performance also reflected strong growth in fee income and continued tight control of operating expenses. The result was an efficiency ratio of 50.2%, once again among the best of any major bank in the United States. Capital levels remained strong and well in excess of the regulatory minimums for a "well-capitalized" bank. The Company's quarterly common stock dividend was raised twice in 1997; 9.1% or $.02 on January 4th and 8.3% or $.02 on October 14th to a record annual level of $1.04 per share. The price of a common share of stock rose 71.3% from the end of 1996 to year-end 1997 outperforming the Dow Jones Industrial Average and the Standard & Poor's 500, Money Center Bank and Regional Bank indexes.

Following is a description of the elements of executive compensation and a review of Mr. Renyi's compensation levels for 1997, as they relate to the Company's performance:

BASE SALARY

Base salary levels for executive officers are determined by the Compensation and Organization Committee of The Bank of New York (the "Bank"), which comprises the same members as the Compensation and Organization Committee of the Company. The Committee assesses a number of factors in fixing the base salary of the executive officers (including the five most highly compensated) such as the level of responsibility of the particular position, compensation levels for positions of comparable responsibility at key competitors, the individual's performance, the Company's overall financial performance, and the business and inflationary climate. In considering base salary levels, the Committee considers all of these factors without giving specific weight to any one factor.

Base salary levels of executive officers are reviewed every quarter by the Compensation and Organization Committee; individual increases generally occur every two years, but are occasionally awarded more frequently in exceptional cases, as when an individual is promoted to a new position with greater responsibility. Because of the substantial risk in the payout levels of the long-term incentive plan, the Compensation and Organization Committee believes that base salary levels for the named executives should be at or above median for the peer group. Mr. Renyi's base salary is set near the median level of the comparison group. Mr. Renyi's base salary was increased from $650,000 to $800,000 in 1997 upon his promotion to Chief Executive Officer of the Company.

Performance evaluations of other executive officers are reviewed with the Compensation and Organization Committee by the Chief Executive Officer. Independent compensation consultants are used to confirm that the salary levels at the Company are within the range of the Company's key competitors. To ensure that compensation policy for the top executive officers is consistent with overall Company financial performance and executive compensation strategies, the Committee reviews the compensation awarded to approximately 50 of the Bank's most highly compensated executives.

ANNUAL CASH INCENTIVES

The annual cash incentive is designed to provide a short-term (one-year) incentive to executive officers based on a subjective evaluation of their individual contribution to Company financial performance for the year. Cash incentives to four of the executive officers named in the Summary Compensation Table are determined based on performance against pre-established corporate goals. If performance goals are not met, awards are scaled down against target, or eliminated. Heads of major business units and other key officers are eligible for incentive payments. Incentive awards are made after each year's results are known pursuant to the 1994 Management Incentive Compensation Plan (the "1994 Plan"), under which aggregate awards generally may not exceed 10% of the amount by which net income exceeds 7% of average shareholders' equity for the plan year. Although the 1994 Plan provides for a minimum aggregate award of $100,000, as a matter of policy, no awards are made pursuant to the Plan unless net income exceeds 7% of average shareholders' equity for the plan year. Upon recommendation of the Compensation and Organization Committee, Board approval is required for executive officer incentive payments.

In the case of Mr. Renyi, his bonus for 1997 was determined pursuant to goals that were established at the beginning of 1997. Net income was the performance basis for the award and the results indicated that his payout would be at the maximum, 200% of base salary.

SHARE GRANTS

The Compensation and Organization Committee strongly endorses the use of performance shares as an important component of long-term incentive compensation for the most senior management of the Company. Performance share earnouts fluctuate based on Company results against pre-established goals over designated performance periods.

Restricted share grants are made to other executive officers. Restricted shares vest over time without regard to performance goals but provide an incentive to recipients to remain employed with the Company and to contribute to overall Company performance and the enhancement of shareholder value.

In 1997, performance share grants were made covering performance for calendar years 1997, 1998 and 1999. Shares granted with a performance period equal to the 1997 calendar year, earned out at 150% of granted shares due to performance exceeding pre-established goals. Mr. Renyi earned 60,000 shares based on a grant of 40,000 shares. The value of these shares is included in the Bonus column of the Summary Compensation Table, and related footnote.

STOCK OPTION GRANTS

Stock options are designed to provide long-term (ten-year) incentives and rewards tied to the price of the Company's Common Stock. Given the fluctuations of the stock market, there is not always a direct correlation between stock price performance and financial performance. The Compensation and Organization Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options currently held by an officer is not a factor in determining individual grants, and the Compensation and Organization Committee has not established any target level of ownership of Company Common Stock by the Company's officers. However, retention of shares of Company stock by officers is encouraged.

Stock option grants were made pursuant to the 1993 Long-Term Incentive Plan (the "1993 LTIP"). During 1997, approximately 600 key officers received stock option grants including all executive officers. The number of option shares granted is based on a subjective evaluation of an individual's contribution to Company financial performance, his/her position and salary level in the Company and competitive compensation data. Stock options are issued annually at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant. Vesting terms for stock options are shown in the footnotes to the Option/SAR Grants in Last Fiscal Year table on page 11; the term of the options is ten years from the grant date.

The outside consultant used by the Compensation and Organization Committee has confirmed that Mr. Renyi's long-term incentive opportunity, which includes stock options and performance shares, is consistent with practices at other key competitors and should be targeted at the median levels of grants at peer companies. Accordingly, Mr. Renyi was awarded 200,000 option shares during 1997.

Under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the Company will not be able to take tax deductions for employee remuneration to the named executives to the extent such remuneration exceeds $1 million and is not based on performance as defined in Section 162(m) of the Code. The Company has modified its incentive compensation plans, has obtained and will continue to seek the necessary shareholder approvals and has established the requisite performance measurements to insure that compensation paid under those plans will be deductible. In order to maintain the desired degree of management flexibility to award compensation based upon individual performance, compensation which does not qualify for the deduction may also be paid.

                                          By:  The Compensation and
                                             Organization Committee,
                                             December 31, 1997

                                             William R. Chaney
                                             Richard J. Kogan
                                             John C. Malone
                                             Donald L. Miller
                                             H. Barclay Morley
                                             Harold E. Sells

                       THE BANK OF NEW YORK COMPANY, INC.

               COMPARISONS OF FIVE-YEAR TOTAL SHAREHOLDER RETURN

                                      'THE BANK OF
        MEASUREMENT PERIOD            NEW YORK CO.,
      (FISCAL YEAR COVERED)               INC.'            PEER GROUP            S&P 500
12/31/92                                 100.00              100.00              100.00
12/31/93                                 109.17              122.37              110.03
12/31/94                                 115.21              119.52              111.48
12/31/95                                 201.12              197.00              153.33
12/31/96                                 287.26              290.20              188.55
12/31/97                                 503.85              385.88              251.43

Value of assumed $100 investment on December 31, 1992 in The Bank of New York Company, Inc. Common Stock, in the Standard & Poor's 500 Stock Index or in the Peer Company Group Index. Dividends are reinvested.

PEER COMPANY GROUP

                            BankAmerica Corporation
                       Bankers Trust New York Corporation
                       The Chase Manhattan Corporation(3)
                        Chemical Banking Corporation(3)
                                    Citicorp
                        Continental Bank Corporation(1)
                          First Chicago NBD Bancorp(2)
                          First Interstate Bancorp(4)
                        J.P. Morgan and Co. Incorporated
                            Wells Fargo and Company

(1) Continental Bank Corporation was acquired by BankAmerica Corporation in 1994 and has therefore been deleted from the Peer Company Group as of 12/31/93.

(2) Reflects the Merger of First Chicago Corporation with NBD Bancorp effective 12/1/95. The 1995 performance for this stock was calculated based on returns accruing to holders of the common stock of First Chicago Corporation as of January 1, 1995.

(3) Chemical Banking Corporation acquired The Chase Manhattan Corporation and changed the name to The Chase Manhattan Corporation effective 4/1/96. 1996 performance for The Chase Manhattan Corporation (new) reflects returns accruing to holders of the common stock of Chemical Banking Corporation as of January 1, 1996. 1996 performance for the Chase Manhattan Corporation
    (old) reflects returns accruing to holders of the common stock of The Chase Manhattan Corporation as of January 1, 1996.

(4) First Interstate Bancorp was acquired by Wells Fargo and Company effective 4/1/96. 1996 performance calculations for First Interstate Bancorp reflect returns accruing to holders of First Interstate Bancorp common stock as of January 1, 1996.

EMPLOYMENT AGREEMENTS AND RELATED MATTERS. The executive officers named in the Summary Compensation Table on page 10 of this Proxy Statement are currently parties to the agreements described below.

EMPLOYMENT AGREEMENTS. The agreements for Messrs. Bacot and Papageorge (the "Agreements") generally provide that in the event that, within two years after a Change in Control (as defined below) of the Company, such executive officer either receives or gives notice that his employment will terminate for any reason, either voluntarily or involuntarily, other than because of death, disability, willful misconduct or retirement under the Company's Retirement Plan, such termination will not become effective until the earlier of (i) five years from the date of the Change in Control, (ii) death, (iii) an election to take early or disability retirement benefits and (iv) age 65 (such period being referred to hereinafter as the "Termination Period"). During the Termination Period, such employee will not be required to perform any services and, in general, will be entitled to (i) compensation at an annual rate equal to 100% of the highest rate of base and incentive pay paid during the 36 months prior to the commencement of the Termination Period, including payment under employee benefit plans, subject to reduction for amounts earned from other employment, and (ii) continued coverage (or the equivalent thereof) under all pension and insurance plans offered to regular salaried employees. For purposes of such coverage, the annual rate of compensation provided for in the Agreements, before reduction for other amounts earned, will be used as the basis for determining the level of benefits under any such plan, including the Company's Retirement Plan. In addition, at the commencement of the Termination Period, unless otherwise provided by applicable law or regulation, such executive officers will become fully vested in, and any installments not then due or exercisable will become accelerated and due or exercisable under, any stock options, performance awards or other deferred compensation (including interest thereon) granted to such executive officers prior to the commencement of the Termination Period. (As noted below, in the event of a Change in Control the 1988 and 1993 Long-Term Incentive Plans provide for vesting or exercisability, as applicable, for awards of stock appreciation rights, performance shares and restricted stock; the 1988 Long-Term Incentive Plan also provides for exercisability of stock options; and the 1993 Long-Term Incentive Plan also provides for a cash payment with respect to the portion of a stock option which is not fully exercisable.) The Agreements may be terminated by the Company at any time upon nine months' notice, provided that no such termination will be effective if a Change of Control has occurred. For purposes of the Agreements, a "Change in Control" is deemed to have taken place
(i) if The Bank of New York becomes a "subsidiary" of any "company" (as such terms are defined in the Bank Holding Company Act of 1956) (provided that this clause (i) shall not be applicable to corporate reorganizations in which the present stockholders of the Company retain their approximate ownership interest), or (ii) any person (including a corporation, partnership or other group) files a Notice of Change in Control under the Change in Bank Control Act of 1978 with respect to the Company or The Bank of New York, such Notice is not disapproved or withdrawn and such person subsequently acquires 25% or more of the voting securities of the Company or The Bank of New York. As of January 1, 1998, the annual rate of compensation payable under the terms of the Agreements to Messrs. Bacot and Papageorge would be $8,273,585 and $3,479,310, respectively. Mr. Bacot's agreement terminated when he retired on February 7, 1998.

SEVERANCE AGREEMENTS. The Severance Agreements for Messrs. Renyi, Griffith, Hassell and Van Saun (the "Severance Agreements") generally provide that in the event that, within 24 months following a "Change in Control" (as defined below) of the Company, such an executive officer either (i) receives notice that his employment will terminate for any reason other than death, retirement, Cause or Disability (as defined in the Severance Agreements) or (ii) gives notice that his employment will terminate for Good Reason (as defined in each Severance Agreement), such executive officer will be provided with severance pay in an amount equal to 2.99 times the "annualized includable compensation for the base period" (as defined in the Internal Revenue Code). However, the Severance Agreements limit the amount of such payments so that they will not be subject to an excise tax as "excess parachute payments" (as defined in the Internal Revenue
Code).

The Severance Agreements for Messrs. Renyi, Griffith and Hassell provide that in the event of a termination qualifying such executive officer for severance pay, the officer will be provided with severance pay in an amount, if greater than the severance pay described in the preceding paragraph, equal to 3 times the officer's average annual base salary plus bonus paid during the 36 months immediately preceding the month in which the Change in Control occurs, plus the lump sum actuarial equivalent of the additional benefit which the executive officer would have received under the Company's Retirement, Excess Benefit and Supplemental Executive Retirement Plans if his employment had continued for 3 additional years and he continued to receive salary and bonus payments equal to the annual salary in effect and the last bonus paid, immediately prior to the Change in Control. Should the executive be subject to the excise tax on "excess parachute payments" as a result of such payment and payments under other plans due to a Change in Control, an additional payment will be made to restore the after-tax severance payment to the same amount which the executive would have retained had the excise tax not been imposed.

The Severance Agreements, which commenced on July 8, 1997, supersede any previous Severance Agreements and shall continue in effect until December 31, 1999. Thereafter, they are automatically renewed each January 1st for consecutive one year periods unless terminated by either party on

90 days prior notice, provided, that notwithstanding any such notice, the Severance Agreements will continue in effect for 24 months after a Change in Control which occurs during the term or any renewal thereof. As of January 1, 1998, the severance payable under the Severance Agreements was $13,542,457 for Mr. Renyi, $7,658,252 for Mr. Griffith, $5,323,029 for Mr. Hassell and $729,251 for Mr. Van Saun.

OTHER EMPLOYEE BENEFIT MATTERS. In July 1994 Messrs. Bacot and Papageorge entered into Tax Reimbursement Agreements with the Company. The Tax Reimbursement Agreements provide that if any payments to be made to either of Messrs. Bacot and Papageorge for compensation or benefits pursuant to the Agreements are subject to the excise tax on excess parachute payments, the Company will pay to such officer an amount such that the net amount retained by him, after deduction of any federal, state and local income tax, employment tax and excise tax shall be equal to the total amount payable pursuant to the Agreements as if the excise tax had not applied. Mr. Bacot's agreement terminated when he retired on February 7, 1998.

Under the 1988 Long-Term Incentive Plan, in the event of a Change in Control (as defined below), (i) all stock options shall become exercisable in full, (ii) all stock appreciation rights which have been outstanding for at least six months shall become exercisable in full, (iii) all performance shares shall be deemed to be earned in full and all performance shares granted in the form of share units shall be paid in cash, and (iv) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and all restricted stock awards granted in the form of share units shall be paid in cash. Furthermore, any holder of an award who is deemed by the Compensation and Organization Committee to be a statutory officer ("insider") for purposes of
Section 16 of the Securities and Exchange Act of 1934 (the "Exchange Act"), shall be entitled, in lieu of the exercise of any stock option, to obtain a cash payment in an amount equal to the difference between the option price of such stock option and (x) in the event the Change in Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Compensation and Organization Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such stock option, or (y) in the event the Change in Control is the result of any other occurrence, the aggregate value of the Common Stock covered by the stock option, as determined by the Compensation and Organization Committee at such time. The Compensation and Organization Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such awards as it may deem equitable and in the best interests of the Company.

Under the 1993 Long-Term Incentive Plan, in the event of a Change in Control (as defined below), (i) all stock appreciation rights which have not been granted in tandem with stock options and which have been outstanding for at least six months shall become exercisable in full, (ii) all performance shares shall be deemed to be earned in full and all performance shares granted in the form of share units shall be paid in cash, and (iii) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and all restricted stock awards granted in the form of share units shall be paid in cash. Furthermore, any person who has been granted a stock option which is not exercisable in full shall be entitled, in lieu of the exercise of the portion of the stock option which is not exercisable, to obtain a cash payment in an amount equal to the difference between the option price of such stock option and (x) in the event the Change in Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Compensation and Organization Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such portion of the stock option, or (y) in the event the Change in Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such portion of the stock option, as determined by the Compensation and Organization Committee at such time.

The Company entered into a trust agreement with an independent trustee in 1988 to establish a trust (the "Trust") to provide for the payment of amounts due to Messrs. Bacot and Papageorge upon a Change in Control (as defined in the Agreements) of the Company. The terms of the Trust provide for the payment to Messrs. Bacot and Papageorge of the full amounts payable to them pursuant to their employment agreements described above, including all annual compensation payments due and any retirement benefits payable to them thereunder. The Trust is revocable at any time at the option of the Company prior to a Change in Control. After the occurrence of a Change in Control, the Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Trust is funded by the deposit of an irrevocable letter of credit in the amount of $44 million issued by an entity unaffiliated with the Company.

The Company entered into a second trust agreement with an independent trustee in 1993 to establish a trust (the "Second Trust") to provide for the payment of amounts due to Messrs. Renyi, Griffith, Hassell and Van Saun (and certain other senior executives) upon a Change in Control (as defined below) of the Company. The terms of the Second Trust provide for the payment to Messrs. Renyi, Griffith, Hassell and Van Saun (and certain other senior executives) of the severance pay payable to them pursuant to their Severance Agreements described above. The Second Trust also provides for the payment of amounts due to participants under the Company's Supplemental Executive Retirement Plan and Excess Benefit Plan which include Messrs. Renyi, Griffith, and Hassell (and certain other senior executives). The Second Trust is revocable at any time at the option of the Company prior to a Change in Control. After the occurrence of a Change in Control, the Second Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Second Trust is funded by the deposit of an irrevocable letter of credit in the amount of $78 million issued by an entity unaffiliated with the Company.

The Company entered into a third trust agreement with an independent trustee in 1994 to establish a trust (the "Third Trust") to provide for amounts due to Messrs. Bacot and Papageorge upon a Change in Control (as defined below) of the Company. The terms of the Third Trust provide for the payment to Messrs. Bacot and Papageorge of the tax reimbursement payments payable to them under the terms of the Tax Reimbursement Agreements described above. The Third Trust is revocable at any time at the option of the Company prior to a Change in Control. After the occurrence of a Change in Control, the Third Trust will become irrevocable and will be used for the exclusive purpose of providing benefits to such persons. The Third Trust is funded by the deposit of an irrevocable letter of credit in the amount of $21 million issued by an entity unaffiliated with the Company.

CHANGE IN CONTROL. A "Change in Control" for purposes of the Severance Agreements of Messrs. Renyi, Griffith, Hassell and Van Saun, the Second and Third Trusts, the Supplemental Executive Retirement Plan and Excess Benefit Plan, the 1984 Stock Option Plan, the 1988 Long-Term Incentive Plan and the 1993 Long-Term Incentive Plan is deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); or (B) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

PENSION BENEFITS

                               PENSION PLAN TABLE

                                                 YEARS OF CREDITED SERVICE
                       ------------------------------------------------------------------------------
    REMUNERATION          15           20            25            30            35            40
    ------------       --------    ----------    ----------    ----------    ----------    ----------
$  100,000...........  $ 24,750    $   33,000    $   40,800    $   48,300    $   55,800    $   63,300
   200,000...........    49,500        66,000        81,600        96,600       111,600       126,600
   300,000...........    74,250        99,000       122,400       144,900       167,400       189,900
   400,000...........    99,000       132,000       163,200       193,200       223,200       253,200
   500,000...........   123,750       165,000       204,000       241,500       279,000       316,500
   600,000...........   148,500       198,000       244,800       289,800       334,800       379,800
   700,000...........   173,250       231,000       285,600       338,100       390,600       443,100
   800,000...........   198,000       264,000       326,400       386,400       446,400       506,400
   900,000...........   222,750       297,000       367,200       434,700       502,200       569,700
 1,000,000...........   247,500       330,000       408,000       483,000       558,000       633,000
 1,100,000...........   272,250       363,000       448,800       531,300       613,800       696,300
 1,200,000...........   297,000       396,000       489,600       579,600       669,600       759,600
 1,300,000...........   321,750       429,000       530,400       627,900       725,400       822,900
 1,400,000...........   346,500       462,000       571,200       676,200       781,200       886,200
 1,500,000...........   371,250       495,000       612,000       724,500       837,000       949,500
 1,600,000...........   396,000       528,000       652,800       772,800       892,800     1,012,800
 1,700,000...........   420,750       561,000       693,600       821,100       948,600     1,076,100
 1,800,000...........   445,500       594,000       734,400       869,400     1,004,400     1,139,400
 1,900,000...........   470,250       627,000       775,200       917,700     1,060,200     1,202,700
 2,000,000...........   495,000       660,000       816,000       966,000     1,116,000     1,266,000
 2,100,000...........   519,750       693,000       856,800     1,014,300     1,171,800     1,329,300
 2,200,000...........   544,500       726,000       897,600     1,062,600     1,227,600     1,392,600
 2,300,000...........   569,250       759,000       938,400     1,110,900     1,283,400     1,455,900
 2,400,000...........   594,000       792,000       979,200     1,159,200     1,339,200     1,519,200
 2,500,000...........   618,750       825,000     1,020,000     1,207,500     1,395,000     1,582,500
 2,600,000...........   643,500       858,000     1,060,800     1,255,800     1,450,800     1,645,800
 2,700,000...........   668,250       891,000     1,101,600     1,304,100     1,506,600     1,709,100
 2,800,000...........   693,000       924,000     1,142,400     1,352,400     1,562,400     1,772,400
 2,900,000...........   717,750       957,000     1,183,200     1,400,700     1,618,200     1,835,700
 3,000,000...........   742,500       990,000     1,224,000     1,449,000     1,674,000     1,899,000
 3,100,000...........   767,250     1,023,000     1,264,800     1,497,300     1,729,800     1,962,300
 3,200,000...........   792,000     1,056,000     1,305,600     1,545,600     1,785,600     2,025,600
 3,300,000...........   816,750     1,089,000     1,346,400     1,593,900     1,841,400     2,088,900
 3,400,000...........   841,500     1,122,000     1,387,200     1,642,200     1,897,200     2,152,200

Individuals listed in the Summary Compensation Table on page 10 had the following covered compensation, and years of credited service as of December 31, 1997, respectively: J. Carter Bacot, $3,363,270, 37 years; Thomas A. Renyi, $1,768,526, 26 years; Alan R. Griffith, $1,040,000, 31 years; Deno D.
Papageorge, $1,249,231, 28 years; Gerald Hassell, $851,410, 21 years; and Bruce Van Saun $0 and 0 years. Covered compensation consists of the average of the three highest consecutive years of combined salary and bonus paid in the last ten years, and corresponds to those amounts indicated in column (c) and the cash portion of the amounts indicated in column (d) of the Summary Compensation Table.

For Messrs. Bacot, Renyi, Griffith, Papageorge and Hassell, the Pension Plan Table sets forth the estimated annual pension benefit in the form of a straight life annuity payable at normal retirement age before reduction for Social Security benefits.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

The Company has purchased directors' and officers' liability and corporate reimbursement insurance, covering all directors and officers of the Company and all subsidiaries, from the following underwriters: National Union Fire Insurance Company of Pittsburgh, PA.; Lloyd's of London; XL Insurance Company Limited; Corporate Officers and Directors Assurance Ltd.; and ACE Insurance Company Ltd. These policies are dated December 1, 1997 at a total premium expense for a one year period of $1,159,500, which was paid by the Company.

CERTAIN TRANSACTIONS

In the ordinary course of business, the Company and certain of its subsidiaries have had, and expect to continue to have, banking and fiduciary transactions with a number of their directors and executive officers and their associates and members of their immediate families. Such transactions are all on bases comparable to similar transactions with others who are not within such group.

Certain of the Company's executive officers and directors and members of their immediate families are customers of the Company and its subsidiaries, and certain of the Company's executive officers and directors are executive officers, directors or beneficial owners of 10 percent or more of any class of equity securities of corporations, or members of partnerships, which are customers of or suppliers to the Company and its subsidiaries. As such customers or suppliers, their transactions were in the ordinary course of business. Such customer transactions include borrowings, all of which were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than a normal risk of collectability or present any other unfavorable features.

During 1997, John C. Malone, a director of the Company, was also president and chief executive officer and a holder of more than 10 percent of the equity securities of Tele-Communications, Inc. The Company made loans to Tele-Communications, Inc. and certain of its affiliated companies during 1997 and the largest aggregate amount of indebtedness outstanding at any one time during 1997 was approximately $374 million net of loans participated to the Bank. As of January 31, 1998 approximately $274 million, net of loans participated to the Bank, was outstanding to Tele-Communications, Inc. and its affiliates. In addition to the loans made by the Company, bank subsidiaries of the Company made loans to Tele-Communications, Inc. and certain of its affiliated companies. All of these loans were made for a variety of corporate purposes and bear interest at market rates of interest based on various interest rate indices.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes its executive officers and directors have complied with all applicable
Section 16(a) filing requirements.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of December 31, 1997 concerning persons which to the knowledge of the Company had beneficial ownership of more than 5% of the voting securities indicated.

TITLE OF                      NAME AND                       AMOUNT AND NATURE OF    PERCENT
 CLASS               ADDRESS OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP    OF CLASS
--------    ---------------------------------------------    --------------------    --------
Common
 Stock      FMR Corp.(1)                                        36,975,656 shares      9.82%
            82 Devonshire Street
            Boston, Massachusetts 02109
Common
 Stock      The Capital Group Companies, Inc. and               20,500,000 shares       5.4%
            Capital Research and Management Company(2)
            333 South Hope Street
            Los Angeles, CA 90071

---------------
(1) FMR Corp. through subsidiaries had the sole dispositive power with respect to all of the reported shares and sole power to vote 4,850,657 of such shares. Edward C. Johnson, 3rd, Chairman of FMR Corp., and members of the Edward C. Johnson, 3rd family and trusts for their benefit may be deemed to be a beneficial owner of the shares owned beneficially by FMR Corp.

(2) Capital Research and Management Company, an investment advisor and a wholly owned subsidiary of The Capital Group Companies, Inc. had the sole dispositive power with respect to all of the reported shares. The Capital Group Companies, Inc. may be deemed to be a beneficial owner of the shares owned beneficially by Capital Research and Management Company.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP to serve as the Company's independent public accountants for the year 1998, and the shareholders will be asked to ratify such appointment at the Annual Meeting. In 1997 the fees paid to Ernst & Young LLP for all services, including their work in connection with registration statements, tax compliance and operational procedures, were approximately $3.6 million.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, to have an opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

AMENDMENT TO ARTICLE FOURTH OF CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

It is proposed by the Board of Directors, pursuant to a resolution adopted March 10, 1998, that the first paragraph of Article FOURTH of the Company's Certificate of Incorporation be amended to increase the authorized Common Stock (par value $7.50 per share) from 800,000,000 shares to 1,600,000,000 shares so as to read as follows:

"FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is one billion six hundred and ten million (1,610,000,000) of which one billion six hundred million (1,600,000,000) shares (par value $7.50 per share) shall be designated as Common Stock; five million (5,000,000) shares, without par value, shall be designated as Preferred Stock; and five million (5,000,000) shares (par value $2.00 per share) shall be designated as Class A Preferred Stock."

As of March 16, 1998 the Company had outstanding an aggregate of shares of Common Stock.

The Board of Directors believes that it is advisable to have additional shares of Common Stock available for issuance for general corporate purposes including, but not limited to, the raising of capital through the sale of Common Stock and other securities or rights convertible into or exercisable for Common Stock, stock dividends, stock splits, acquisitions and shareholder and employee plans. Although the Company has no present plans to issue additional shares of Common Stock (or other securities or rights) (other than pursuant to existing shareholder and employee plans or outstanding convertible securities), the authorization of such shares will enable the Company to act promptly if appropriate circumstances arise which require the issuance of such shares.

The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of the holders of existing Common Stock. Depending on the circumstances, any issuance of additional shares of Common Stock could affect the existing holders of shares of Common Stock by diluting the voting power and earnings per share of the Common Stock. The Company's shareholders do not have preemptive rights to subscribe for, purchase or receive shares of the authorized capital stock of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL TO APPROVE THE COMPANY'S 1999 LONG-TERM INCENTIVE PLAN

The Board of Directors adopted the Company's 1999 Long-Term Incentive Plan (the "1999 LTIP") on March 10, 1998, subject to the approval of shareholders. The purpose of the 1999 LTIP is to promote the long-term financial interests of the Company, including its growth and performance, by encouraging its employees and the employees of its subsidiaries to acquire an ownership position in the Company, enhancing its ability to attract and retain employees of outstanding ability and providing employees with an interest in the Company parallel to that of the Company's shareholders. The Company continues to maintain its 1993 Long-Term Incentive Plan (the "1993 LTIP"). No grants will be made pursuant to the 1993 LTIP after December 31, 1998 so long as the 1999 LTIP is approved by shareholders at the Annual Meeting. The following summary of the principal terms of the 1999 LTIP is qualified in its entirety by reference to the complete text of the 1999 LTIP set forth in Exhibit A to this Proxy Statement.

General. Under the 1999 LTIP, the Company may grant employees stock options (either incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options), performance shares and restricted stock (collectively, the "awards"). The 1999 LTIP is administered by the Compensation and Organization Committee (the "Committee" or the "Compensation Committee"), which is authorized to select employees of the Company and its subsidiaries to receive awards, determine the type of awards to be made, determine the number of shares of Common Stock or share units subject to any award and determine the other terms and conditions of such awards to the extent not provided for in the 1999 LTIP. Subject to limits it may establish, the Committee may delegate such authority with respect to employees other than those considered to be Covered Employees under the 1999 LTIP (including the Chief Executive Officer and employees whom the Committee considers likely to be among the four most other highly compensated executive officers for the year in which an award is made or payable) and other employees who are subject to Section 16 of the Exchange Act. All employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Compensation Committee, are eligible to receive awards under the 1999 LTIP. The Compensation Committee may also deem other employees of the Company and its subsidiaries eligible to receive awards of nonstatutory options under the 1999 LTIP. While such criteria are subjective in nature, based on its experience to date under the 1993 LTIP, the Company currently estimates that approximately 1,000 employees are likely to be eligible to receive awards each year under the 1999 LTIP. In addition, a special grant of stock options to purchase 50 shares was made to a broad group of employees in January 1998; approximately 12,000 employees are eligible for this grant.

It is not possible to determine the benefits or amounts to be received under the 1999 LTIP because all amounts to be received will be based solely on future performance. The following table presents the benefits and amounts that would have been received by or allocated to the chief executive officers and the four other most highly compensated executive officers of the Company, all current executive officers as a group, all current directors who are not executive officers as a group and all employees including all current officers who are not executive officers as a group, under the 1999 LTIP if it had been in effect in 1997, based on the Company's performance in 1997.

                                PERFORMANCE SHARES(1)          STOCK OPTIONS             RESTRICTED STOCK
                               -----------------------   --------------------------   -----------------------
                                 DOLLAR      NUMBER OF   NUMBER OF   EXERCISE PRICE     DOLLAR       NUMBER
                                  VALUE        UNITS      SHARES       PER SHARE         VALUE      OF SHARES
                               -----------   ---------   ---------   --------------   -----------   ---------
J. Carter Bacot(2)...........  $ 1,794,000     52,000      250,000       $34.50       $         0          0
Thomas A. Renyi(3)...........  $ 4,140,000    120,000      200,000       $34.50       $         0          0
Alan R. Griffith.............  $ 2,070,000     60,000       70,000       $34.50       $         0          0
Vice Chairman
Deno D. Papageorge...........  $ 2,484,000     72,000       80,000       $34.50       $         0          0
Senior Executive Vice
  President
Gerald L. Hassell............  $ 1,811,250     52,500       60,000       $34.50       $         0          0
Senior Executive Vice
  President of The Bank of
  New York
Bruce W. Van Saun............  $         0          0       15,000      $44.625       $ 1,137,938     25,500
Executive Vice President of
  The Bank of New York
Executive Officer Group......  $13,955,250    404,500      935,000   $34.50-44.625    $ 2,793,938     73,500
(including identified
  officers)

                                PERFORMANCE SHARES(1)          STOCK OPTIONS             RESTRICTED STOCK
                               -----------------------   --------------------------   -----------------------
                                 DOLLAR      NUMBER OF   NUMBER OF   EXERCISE PRICE     DOLLAR       NUMBER
                                  VALUE        UNITS      SHARES       PER SHARE         VALUE      OF SHARES
                               -----------   ---------   ---------   --------------   -----------   ---------
Non-Executive Officer
  Director Group.............  $         0          0            0         $0         $         0          0
Non-Executive Officer
  Employee Group.............  $         0          0    2,718,750    $34.50-47.50    $29,938,450    713,300

---------------
(1) An individual earns performance shares based on the performance of the Company. Performance shares granted during 1997 are earned based on Company performance during calendar years 1997, 1998 and 1999 and are generally subject to a two year restriction on sale after vesting.

(2) Mr. Bacot was Chairman and Chief Executive Officer of the Company through June 30, 1997 and Chairman of the Company until his retirement on February 7, 1998. Performance shares granted to Mr. Bacot in 1997 are earned based on the performance of the Company during calendar year 1997.

(3) Mr. Renyi was President of the Company through June 30, 1997, President and Chief Executive Officer of the Company from July 1, 1997 through February 6, 1998 and effective February 7, 1998 is Chairman, President and Chief Executive Officer of the Company.

The maximum aggregate number of shares of Common Stock which are available for the grant of awards under the 1999 LTIP shall not exceed 35,000,000 shares of Common Stock, adjusted for any stock dividend or split, recapitalization, merger or any similar change. Notwithstanding the foregoing, in no event shall (x) more than 30,000,000 shares of Common Stock be available in the aggregate for the issuance of Common Stock pursuant to incentive stock options granted under the 1999 LTIP, or (y) more than 10,500,000 shares of Common Stock be available for the issuance of Common Stock pursuant to performance shares or restricted stock awards.

At January 1, 1998, the number of outstanding shares of Common Stock (including
treasury shares) was [          ]. On March [  ], 1998, the closing price of the
Common Stock on the NYSE was [$          ] per share.

Stock Options. Stock options entitle the holder to purchase shares of Common Stock at a per share price determined by the Compensation Committee which price will not be less than the closing price of Common Stock on the NYSE ("Fair Market Value") on the date of grant. Stock options will be exercisable for such period as is determined by the Compensation Committee, but in no event may options be exercisable after 10 years from the date of grant. The Compensation Committee may permit an employee who has received a grant of nonstatutory stock options to transfer the options, subject to such terms and conditions specified by the Compensation Committee, to the employee's spouse and issue (including adopted and step-children) or to a trust for the benefit of the employee and such family members. No employee may receive stock option grants for more than 750,000 shares of Common Stock during any calendar year.

Upon the grant or exercise of an incentive stock option, no income will be realized by the optionee for Federal income tax purposes and the Company will not be entitled to any deduction. If the Common Stock acquired upon exercise is not disposed of within the one-year period beginning on the date of the transfer of the Common Stock to the optionee, nor within the two-year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to the Company. If the Common Stock is disposed of within the one-year or two-year periods referred to above, the optionee will realize ordinary income at the time of disposition in an amount equal to the excess of the Fair Market Value of the Common Stock on the date of exercise (or, if less, the net proceeds of the disposition) over the exercise price, and the Company will be entitled to a corresponding deduction.

Upon the grant of a nonstatutory option, no income will be realized by the optionee for Federal income tax purposes, and the Company will not be entitled to any deduction. Upon the exercise of such an option, the optionee will realize ordinary income in the amount by which the Fair Market Value of the Common Stock at the time of exercise exceeds the exercise price, and the Company will be entitled to a corresponding deduction. The Compensation Committee may permit an optionee to satisfy the Company's obligation to withhold required taxes upon the exercise of a nonstatutory option by having the Company retain the number of shares of Common Stock, the Fair Market Value of which is equal to the required withholding amount.

Performance Shares. Performance share awards consist of a grant of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. The number of shares of Common Stock or share units to which the holder is entitled is based upon performance conditions of the Company over a performance period (which in no event may be less than 12 months) as determined by the Compensation Committee. Performance share awards may provide the holder with dividends or dividend equivalents and voting rights prior to vesting. The Compensation Committee will determine whether performance shares granted in the form of share units shall be paid in cash, Common Stock or a combination thereof.

Awards of performance shares to the Chief Executive Officer and the employees whom the Compensation Committee considers likely to be among the four most highly compensated executive officers for the year in which an award is made or payable shall, except to the extent determined otherwise by the Compensation Committee, be subject to performance conditions. The conditions must be established within 90 days after the start of the performance period and be based on the achievement by the Company or, if applicable, a business unit of a specified target operating income, net income, earnings per share, return on assets, return on equity, any combination of the foregoing, or on the achievement of a targeted shareholder return. The Compensation Committee may reduce or eliminate an award of performance shares to such officers, notwithstanding the achievement of a specified target. The maximum number of performance shares subject to any award to such an officer is 300,000 for each 12 months during the performance period; to the extent the award is paid in cash the maximum is the cash value of such shares at the closing price on the Common Stock's last trading day on the New York Stock Exchange (the "NYSE") during the period. If such an officer terminates employment for any reason during the period, the award will be payable to the extent determined by the Compensation Committee if the performance conditions are achieved.

Restricted Stock. Restricted stock awards consist of a grant of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. Restricted stock awards may provide the holder with dividends or dividend equivalents and voting rights prior to vesting. The Compensation Committee will determine whether restricted stock granted in the form of share units shall be paid in cash, Common Stock or a combination thereof. The employment conditions and the length of the period for vesting of restricted stock awards are established by the Compensation Committee at the time of grant. A restricted period of not less than 3 years shall apply to all Common Stock or share units subject to restricted stock awards; a shorter period may apply with respect to up to [10%] of the total shares of Common Stock or share units available for grant under the 1999 LTIP.

Change in Control. In the event of a "Change in Control" (as defined on page 18, above), (i) all restrictions applicable to restricted stock shall lapse and all such restricted stock shall be deemed fully vested, (ii) all performance shares shall be deemed to be earned in full, and (iii) all stock options shall become exercisable in full.

The 1999 LTIP or any portion thereof may be amended, suspended or terminated by the Board of Directors at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary for the 1999 LTIP to continue to comply with Rule 16b-3 under the Exchange Act. Unless terminated earlier by the Board of Directors, the term of the 1999 LTIP will expire on December 31, 2003.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY FOR THE ADOPTION OF THE 1999 LONG TERM INCENTIVE PLAN.

SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSAL WITH RESPECT TO CUMULATIVE VOTING

John J. and Margaret R. Gilbert, 29 East 64th Street, New York, New York 10021-7043, who are the owners of record of 1,328 and 1,344 shares, respectively, of the Common Stock of the Company and both executors U/W Lewis D. Gilbert for 660 shares, both representing an additional family interest of 1,470 shares, have informed the Company that they intend to present the following proposal at the Annual Meeting:

          "RESOLVED: that the stockholders of Bank of New York Company, Inc., assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

PROPONENTS' STATEMENT IN SUPPORT OF RESOLUTION:

"Continued very strong support along the lines we suggest were shown at the last annual meeting when 26.4%, an increase over the previous year, 2,171 owners of 66,736,345 shares, were cast in favor of this proposal. The vote against included 1,634 unmarked proxies.

"California law still requires that unless stockholders have voted not to have cumulative voting they will have it. Ohio also has the same provision.

"The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

"Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting, getting directors on the board to prevent such things. Ingersoll-Rand, also having cumulative voting, won two awards. Fortune magazine ranked it second in its industry as "America's Most Admired Corporations" and the Wall Street Transcript noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." In 1994 and 1995 they raised their dividend.

"Lockheed-Martin, as well as VWR Corporation now have a provision that if anyone has 40% or more of the shares cumulative voting applies; it does apply at the latter company.

"In 1995, American Premier adopted cumulative voting. Alleghany Power System tried to take away cumulative voting, as well as put in a stagger system of electing directors, and stockholders defeated it, showing stockholders are interested in their rights. Hewlett Packard, a very successful company, also has cumulative voting.

"If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

At the 1997 Annual Meeting, 73.6% of the votes cast were voted against this proposal. The Board of Directors continues to believe firmly that cumulative voting would not be in the best interests of the Company or its shareholders. This system would enable the holders of relatively small numbers of shares to elect one or more directors to represent their particular interests on the Board. Cumulative voting introduces the possibility of partisanship among Board members and could impair their ability to work together and function as a cohesive unit. This factor might also discourage qualified individuals from accepting an invitation to serve on the Board. To be effective, the Board of Directors must be totally attentive to the collective best interests of all shareholders and must not be responsive to the special concerns of a particular group. Under present procedure an individual can be elected to the Board only by receiving a plurality of the votes cast. The Board of Directors believes that this system has worked well, is in the best interests of all shareholders and should remain in effect.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THE SHAREHOLDER PROPOSAL.

SHAREHOLDER PROPOSAL WITH RESPECT TO POLITICAL CONTRIBUTIONS

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the owner of 668 shares of the Common Stock of the Company, has advised the Company that she intends to present the following proposal at the Annual Meeting:

          RESOLVED: "That the stockholders of Bank of New York assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

     "(a) The handing of contribution cards of a single political party to an employee by a supervisor.

     "(b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

     "(c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

     "(d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

     "(e) Placing a preponderance of contribution cards of one party at mail station locations."

PROPONENT'S STATEMENT IN SUPPORT OF RESOLUTION:

          REASONS: "The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclinations. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not Bank of N.Y.). And if the Company did not engage in any of the above practices, to disclose this to ALL shareholders in each quarterly report."

          "If you AGREE, please mark your proxy FOR this resolution."

MANAGEMENT RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Board of Directors believes that adoption of this proposal would not be in the best interests of the Company or its shareholders, and that the resolution is unnecessary and administratively burdensome.

The Company is already required to comply with numerous federal and state laws and regulations governing political contributions. As authorized by federal law, the Company sponsors a political action committee supported solely by voluntary contributions from employees. This provides an opportunity for employees to support candidates and public officials whose views are consistent with the Company's long-term legislative and regulatory goals regarding the financial services industry or the communities served by the Company and its subsidiaries. Policies and procedures have been established by the Company to ensure that such employee contributions are entirely voluntary.

The Company strongly believes that federal and state regulations, along with its own policies and procedures, adequately address the issues raised by the proposal.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU MARK YOUR PROXY AGAINST ADOPTION OF THE SHAREHOLDER PROPOSAL.

FUTURE SHAREHOLDER PROPOSALS

In accordance with the rules of the Securities and Exchange Commission, shareholders who intend to present proposals at the 1999 Annual Meeting of Shareholders must submit such proposals in time for them to be received by the Company on or before November 30, 1998, for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                          PHEBE C. MILLER
                                          Secretary

March 31, 1998

                                                                       EXHIBIT A

                       THE BANK OF NEW YORK COMPANY, INC.

                         1999 LONG-TERM INCENTIVE PLAN

1. PURPOSE. The purpose of the 1999 Long-Term Incentive Plan of The Bank of New York Company, Inc. (the "Plan") is to promote the long term financial interests of The Bank of New York Company, Inc. (the "Company"), including its growth and performance, by encouraging employees of the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company's stockholders.

2.  DEFINITIONS.  The following definitions are applicable to the Plan:

"Award" shall mean an award determined in accordance with the terms of the Plan.

"Board of Directors" shall mean the Board of Directors of the Company.

"Committee" shall mean the Compensation and Organization Committee of the Board of Directors.

"Common Stock" or "Stock" shall mean the common stock of the Company.

"Covered Employee" means, at the time of an Award (or such other time as required or permitted by Section 162(m) of the Internal Revenue Code) (i) the Company's Chief Executive Officer (or an individual acting in such capacity),
(ii) any employee of the Company or its subsidiaries who, in the discretion of the Committee for purposes of determining those employees who are "covered employees" under Section 162(m) of the Internal Revenue Code, is likely to be among the four other highest compensated officers of the Company for the year in which an Award is made or payable, and (iii) any other employee of the Company or its subsidiaries designated by the Committee in its discretion.

"Exchange Act" shall mean the Securities Exchange Act of 1934.

"Fair Market Value" shall mean, per share of Stock, the closing price of the Stock on the New York Stock Exchange (the "NYSE") on the applicable date, or, if there are no sales of Stock on the NYSE on such date, then the closing price of the Stock on the last previous day on which a sale on the NYSE is reported.

"Participant" shall mean an employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan.

3. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 15 of this Plan, the number of shares of Stock which shall be available for the grant of Awards under the Plan shall not exceed 35,000,000. Notwithstanding anything contained herein to the contrary, in no event shall (x) more than 30,000,000 shares of Stock be available in the aggregate for the issuance of Stock pursuant to incentive stock options granted under the Plan, or (y) more than 10,500,000 shares of Stock be available in the aggregate for the issuance of Stock pursuant to performance shares or restricted stock granted under the Plan. The shares of Stock issued under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine.

Shares of Stock subject to an Award under the Plan that, in whole or in part, expires unexercised or that is forfeited, terminated or cancelled or is paid in cash in lieu of Stock, shares of Stock surrendered or withheld from any Award under the Plan to satisfy a Participant's income tax withholding obligation and shares of Stock owned by the Participant that are tendered to pay for the exercise of a stock option under the Plan shall thereafter again be available for grant under the Plan.

4. ADMINISTRATION. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee.

Subject to the provisions of the Plan, the Committee (i) (or its delegate, within limits established by the Committee, with respect to non-Covered Employees and employees who are not subject to Section 16 of the Exchange Act) shall select the Participants, determine the type of Awards to be made to Participants, determine the shares or share units subject to Awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

5. ELIGIBILITY. All employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee, are eligible to be Participants in the Plan. In addition, the Committee may from time to time deem other employees of the Company or its subsidiaries eligible to participate in the Plan to receive awards of nonstatutory stock options.

6. AWARDS. Awards under the Plan may consist of: stock options (either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or nonstatutory stock options), performance shares, and restricted stock grants. Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions).

7. STOCK OPTIONS. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. Stock options shall be exercisable for such period as specified by the Committee, but in no event may options be exercisable for a period of more than ten years after their date of grant. The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise. Such payment shall be made in cash, by tender of shares of Common Stock owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such guidelines for the tender of Common Stock as the Committee may establish, in such other consideration as the Committee deems appropriate, or by a combination of cash, shares of Common Stock and such other consideration. In no event may any Participant receive stock options with respect to more than 750,000 shares of Stock in any calendar year.

8. PERFORMANCE SHARES. Performance shares may be granted in the form of actual shares of Stock or share units having a value equal to an identical number of shares of Stock. In the event that a stock certificate is issued in respect of performance shares, such certificate shall be registered in the name of the Participant but shall be held by the Company until the time the performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee but in no event may a performance period be less than twelve months. The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Stock, or a combination of cash and Stock.

Awards of performance shares to a Covered Employee shall (unless the Committee determines otherwise) be subject to performance conditions based on the achievement (i) by the Company or a business unit of a specified target operating or net income or return on assets, (ii) by the Company or a business unit of specified target earnings per share or return on equity, (iii) of a targeted total shareholder return or (iv) any combination of the conditions set forth in (i) and (ii) above. If an Award of performance shares is made on such basis, the Committee shall establish the relevant performance conditions within 90 days after the commencement of the performance period (or such later date as may be required or permitted by Section 162(m) of the Internal Revenue Code). The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Covered Employee, notwithstanding the achievement of a specified performance condition. The maximum number of performance shares subject to any Award to a Covered Employee is 300,000 for each 12 months during the performance period (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value of such number of Shares at the closing price on the last trading day of the performance period). For purposes of the immediately preceding sentence, "trading day" shall mean a day in which the Shares are traded on the New York Stock Exchange. An Award of performance shares to a Participant who is a Covered Employee shall (unless the Committee determines otherwise) provide that in the event of the Participant's termination of employment prior to the end of the performance period for any reason, such Award will be payable only (A) if the applicable performance conditions are achieved and (B) to the extent, if any, as the Committee shall determine.

9. RESTRICTED STOCK. Restricted stock may be granted in the form of actual shares of Stock or share units having a value equal to an identical number of shares of Stock. In the event that a stock certificate is issued in respect of restricted stock, such certificate shall be registered in the name of the Participant but shall be held by the Company until the end of the restricted period. The employment conditions and the length of the period for vesting of restricted stock shall be established by the Committee at time of grant. A restricted period of not less than three years shall apply to shares of Stock subject to restricted stock grants under the Plan, except that a restricted period of less than three years may apply to such grants with respect to up to ten percent (10%) of the total shares of Stock available for the grant of Awards under the Plan. The Committee shall determine in its sole discretion whether restricted stock granted in the form of share units shall be paid in cash, Stock, or a combination of cash and Stock.

10. AWARD AGREEMENTS. Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan.

11. CHANGE IN CONTROL. In the event of a Change in Control, as hereinafter defined, (i) all restrictions applicable to restricted stock shall lapse and all such restricted stock shall be deemed fully vested, (ii) all performance shares shall be deemed to be earned in full, and (iii) all stock options shall become exercisable in full. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

A "Change in Control" shall be deemed to occur if (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); or (B) during any period of not more than two years, individuals who constitute the Board of Directors of the Company as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this sentence) whose election by the Board of Directors of the Company or nomination for election by the Company's shareholders was approved by a vote of at least two thirds ( 2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

12. WITHHOLDING. The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Stock or the payment of cash under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Stock whose Fair Market Value equals the amount required to be withheld. Any fraction of a share of Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

13. NONTRANSFERABILITY. No Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Participant to transfer any nonstatutory stock options granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members. During the lifetime of the Participant, a nonstatutory stock option shall be exercisable only by the Participant or by the immediate family member or trust to whom such stock option has been transferred pursuant to the immediately preceding sentence. For purposes of the Plan, (i) the term "immediate family" shall mean the Participant's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members and trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of a nonstatutory stock option to such immediate family member or trust, nor the ability of a Participant to make such a transfer shall have adverse consequences to the Company or the Participant by reason of Section 162(m) of the Internal Revenue Code.

14. NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

15. ADJUSTMENT OF AND CHANGES IN STOCK. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards. 16. AMENDMENT. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at anytime, provided that no amendment shall be made without stockholder approval if such approval is necessary in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act.

17. EFFECTIVE DATE. The Plan shall be effective as of January 1, 1999, subject to its approval by shareholders of the Company. Subject to earlier termination pursuant to Section 16 of this Plan, the Plan shall have a term of five years from its effective date.

                       THE BANK OF NEW YORK COMPANY, INC.
                       48 WALL STREET, NEW YORK, NY 10286
                                     PROXY

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert J. Goebert, Robert E. Keilman and Deno D. Papageorge as proxies each with the power to appoint his substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of The Bank of New York Company, Inc. held of record by the undersigned on March 16, 1998 at the Annual Meeting of Shareholders to be held on May 12, 1998 or any adjournment thereof.

         UNLESS OTHERWISE SPECIFIED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR PROPOSAL (2), FOR PROPOSAL (3), FOR PROPOSAL (4), AGAINST PROPOSAL (5) AND AGAINST PROPOSAL (6). IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.





                                   THE BANK OF NEW YORK COMPANY, INC.
                                   P.O. BOX 11001
                                   NEW YORK, N.Y. 10203-0001



Please complete, sign and date this proxy on the reverse side and return it promptly in the accompanying envelope.

THE
BANK OF
NEW
YORK
COMPANY, INC.

                                            48 Wall Street, New York, N.Y. 10286



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of
The Bank of New York Company, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of The Bank of New York Company, Inc. (the "Company") will be held at The Bank of New York, 48 Wall Street, New York, N.Y., 11th floor, on Tuesday, May 12, 1998, at 10:00 a.m., local time, for the following purposes:

         1. To elect fifteen directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;

         2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year;

         3. To approve an amendment to Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of Common Stock (par value $7.50 per share) from 800,000,000 shares to 1,600,000,000 shares;

         4. To approve the 1999 Long-Term Incentive Plan of The Bank of New York Company, Inc.;

         5. To consider a shareholder proposal relating to cumulative voting rights;

         6. To consider a shareholder proposal relating to political contributions;

         7. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 16, 1998 as the time as of which shareholders of the Company entitled to notice of and to vote at the meeting shall be determined.

It is important that your shares be represented at the Annual Meeting. PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, SO THAT YOUR VOTE MAY BE RECORDED.

We hope you will be able to attend.

By order of the Board of Directors,



/s/ Thomas A. Renyi                          /s/ Phebe C. Miller
Thomas A. Renyi                              Phebe C. Miller
Chairman of the Board                        Secretary
March 31, 1998

           MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4:

                                                        For             Withhold        Exceptions*
1. ELECTION OF DIRECTORS:
Nominees: Messrs. Bacot, Barth, Biondi,
Chaney, Gomory, Griffith, Kogan, Luke,
Malone, Miller, Morley, Papageorge,
Ms. Rein, Messrs. Renyi and Sells
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO
VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE
"EXCEPTIONS*" BOX AND WRITE THAT NOMINEE'S
NAME ON THE FOLLOWING BLANK LINE.)

Exceptions*____________________________


                                                        For             Against         Abstain
2. Ratification of Auditors.


                                                        For             Against         Abstain

3. Approval to Increase Authorized Shares.

                                                        For             Against         Abstain

4. Approval of the 1999 Long-Term Incentive
   Plan.

            MANAGEMENT RECOMMENDS A VOTE AGAINST PROPOSALS 5 AND 6:

                                                        For             Against         Abstain
5. Shareholder Proposal regarding Cumulative
   Voting Rights to be accorded to shareholders.

                                                        For             Against         Abstain
6. Shareholder Proposal relating to political
   contributions.

Address Change and/or Comments Mark Here

Please sign exactly as the name appears hereon. If stock is held in names of joint owners, each should sign.

Dated ____________________________, 1998

________________________________________
Signature of Shareholder(s)

________________________________________
Signature of Shareholder(s)

SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.